Exhibit 5.2

July 15, 2022

Impac Mortgage Holdings, Inc.

19500 Jamboree Road

Irvine, California 92612

Re:Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), in connection with (1) the Company’s offers to exchange (the “Exchange Offers”) any and all of the Company’s outstanding (a) 9.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), for (i) $5.00 in cash or, if the Company is prohibited from paying cash, fifty (50) shares of 8.25% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (“New Preferred Stock”), and (ii) twenty (20) shares of newly issued Common Stock, subject to reduction and/or partial escrow as more fully described in the Registration Statement (as defined below), and (b) 9.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), for (i) $0.10 in cash or, if the Company is prohibited from paying cash, one (1) share of New Preferred Stock, (ii) 1.25 shares of newly issued Common Stock and (iii) 1.5 warrants to purchase 1.5 shares of the Company’s Common Stock at an exercise price of $5.00 per share (the “Warrants”); and (2) the solicitation of consents from the holders of all outstanding Series B Preferred Stock and from the holders of all outstanding Series C Preferred Stock  to amend the Company’s charter (as amended and currently in effect, the “Charter”) to, among other things, (a) make all shares of Series B Preferred Stock that remain outstanding after the closing of the Exchange Offers redeemable for the same consideration payable to the holders of Series B Preferred Stock in the Exchange Offers and (b) make all shares of Series C Preferred Stock that remain outstanding after the closing of the Exchange Offers redeemable for the same consideration payable to the holders of Series C Preferred Stock in the Exchange Offers.

The Warrants are included in a Registration Statement on Form S–4 under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about that date hereof (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (“Prospectus”), other than as expressly stated herein with respect to the issuance of the Warrants.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington

Impac Mortgage Holdings, Inc.

July 15, 2022

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation (i) the Charter, (ii) the bylaws of the Company, (iii) the form of Warrant Agreement proposed to be entered into between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”), in the form filed as Exhibit 4.8 to the Registration Statement (the “Warrant Agreement”), (iv) the form of Warrant certificate, in the form filed as Exhibit 4.8 to the Registration Statement, and (v) the Registration Statement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when the Registration Statement becomes effective under the Act and when the Warrants are issued, delivered and paid for, as contemplated by the Registration Statement, the Prospectus, and the Warrant Agreement, with payment received by the Company in the manner described in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion expressed in this opinion letter is limited to the internal laws of the State of New York. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Common Stock, the New Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Warrants.  Not in limitation of the foregoing, we are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to the enforceability of the Warrants, the opinion paragraph above is subject to the following qualifications:

(a)the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws (including, without limitation, applicable state and federal laws relating to fraudulent or voidable transfers) and court decisions of general application, and other legal or equitable principles of general application, relating to, limiting, or affecting the enforcement of creditors’ rights generally;

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington

Impac Mortgage Holdings, Inc.

July 15, 2022

(b)the discretion of any court of competent jurisdiction in awarding equitable remedies, including but not limited to specific performance or injunctive relief and limitations imposed by applicable federal or state securities laws;

(c)limitations imposed by applicable law or public policy on the enforceability of the indemnification and/or contribution provisions of the Warrants;

(d)the net impact or result of any conflict of laws between or among laws of competing jurisdictions;

(e)the unenforceability, under certain circumstances, of contractual provisions respecting various self-help or summary remedies, especially if their operation would work a substantial forfeiture or impose a substantial penalty upon the burdened party;

(f)the effects of the implied covenant of good faith, reasonableness and fair dealing and standards of immateriality, commercial reasonableness; and

(g)the enforceability of provisions to the effect that the terms thereof may not be waived or modified except in writing may be limited under certain circumstances.

We express no opinion with respect to the enforceability of (a) consents to, or restrictions upon, judicial relief or jurisdiction; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing evidentiary requirements, statutes of limitation, or other procedural rights; (c) provisions for exclusivity, election or cumulation of rights or remedies; (d) provisions authorizing or validating conclusive or discretionary determinations; (e) provisions for the payment  of attorneys’ fees where such payment is contrary to law or public policy; and (f) provisions that waive the right of a party to object to jurisdiction or venue, or to assert any defense based on lack of jurisdiction or venue; or any provision purporting to waive the right to a jury trial.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington

Impac Mortgage Holdings, Inc.

July 15, 2022

The opinions included herein are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ MANATT, PHELPS & PHILLIPS, LLP

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington